HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS REPORTS SECOND-QUARTER FINANCIAL RESULTS
Company Reaffirms Full-Year 2016 Financial Guidance for Net Sales, Net Cash from Operations, and another Year of Double-Digit EPS Growth

WINSTON-SALEM, N.C. (Aug. 2, 2016) - HanesBrands (NYSE: HBI), a leading global marketer of everyday basic apparel under world-class brands, today announced second-quarter financial results and reaffirmed its full-year 2016 financial guidance for net sales, net cash from operations, and other key performance metrics.

Consistent with the company’s expectations, net sales decreased 3 percent to $1.47 billion for the quarter ended July 2, 2016, as a result of comparisons with strong performance in the year-ago quarter that included expanded shelf space for product launches.

On a GAAP basis, operating profit of $221 million increased 59 percent and earnings per diluted share of $0.34 increased 48 percent. When excluding pretax charges related to acquisitions, integrations and other actions, and debt refinancing, adjusted operating profit of $246 million decreased 7 percent, and adjusted EPS of $0.51 increased 2 percent.

(All adjusted consolidated measures and comparisons in this news release exclude approximately $72 million of pretax charges in the second quarter of 2016 and $126 million of pretax charges in the second quarter of 2015 related to acquisitions and other actions. See Note on Adjusted Measures and Reconciliation to GAAP Measures below for additional details.)

The second-quarter and year-to-date results are in line with the company’s plans and consistent with the underlying assumptions for the company’s full-year 2016 guidance. The company has updated 2016 GAAP guidance for operating profit and EPS and has reaffirmed 2016 guidance for net sales, adjusted operating profit, adjusted EPS, and net cash from operations. The company’s 2016 guidance calls for net sales of $6.15 billion to $6.25 billion, GAAP operating profit of $760 million to $795 million, adjusted operating profit of $940 million to $975 million, GAAP EPS of $1.44 to $1.54, adjusted EPS of $1.89 to $1.95, and net cash from operations of $750 million to $850 million.

“We are confident in our plans for the year, with our sales, operating profit and EPS performance all tracking right in line with our expectations and consistent with our full-year guidance,” said Hanes Chief Operating Officer and CEO-Elect Gerald W. Evans Jr. “The second quarter, while having a tough comparison as expected to a strong year-ago quarter, came in on plan overall. Our growth initiatives for the second half are unfolding as planned and are tracking to our full-year guidance of 8 percent growth in net sales at the midpoint and double-digit growth in EPS.”

HanesBrands Reports Second-Quarter Financial Results - Page 2

Key Callouts for First-Half and Second-Quarter 2016 Financial Results

Acquisition Contributions. Hanes continues to derive benefits and synergies from the Maidenform, Knights Apparel, Hanes Europe Innerwear, and Champion Japan acquisitions and integrations. Additionally, the company completed its acquisition of Champion Europe on June 30, 2016, during the second quarter, and completed its acquisition of Pacific Brands Limited of Australia on July 14, 2016.

Operating Cash Growth and Cash Deployment Benefits. Hanes generated a second-quarter record for net cash from operations, in part due to benefits from successful inventory-related actions. EPS is benefitting from the company’s cash deployment strategy, including repurchases of more than 25 million shares made in 2015 and early in 2016.

2016 Financial Guidance

Based on year-to-date results and expectations for the second half, Hanes has reaffirmed its full-year guidance for net sales and net cash from operations, updated its GAAP guidance for operating profit and EPS, and reaffirmed its guidance for non-GAAP adjusted operating profit and EPS. The company also has decided to provide guidance for the cadence of net sales and earnings in the second half of 2016 because of the timing of the recent acquisitions of Champion Europe and Pacific Brands and their associated seasonality.

Hanes expects net sales of approximately $6.15 billion to $6.25 billion, growth of 8 percent over 2015 at the midpoint. The company continues to expect record net cash from operations of $750 million to $850 million for 2016.

On a GAAP basis, diluted EPS is expected to be in the range of $1.44 to $1.54, compared with the previous range of $1.51 to $1.57. GAAP operating profit is expected to be in the range of $760 million to $795 million, compared with previous guidance of $780 million to $815 million. At the midpoint of guidance, the company expects growth of 41 percent and 31 percent for EPS and operating profit, respectively.

On a non-GAAP basis, which excludes debt refinancing and acquisition-related actions, adjusted EPS guidance remains $1.89 to $1.95, and adjusted operating profit guidance remains $940 million to $975 million. The guidance represents growth of 16 percent and 11 percent, respectively, at the midpoint.

Guidance for adjusted operating profit and adjusted EPS excludes an estimated $180 million of pretax charges for debt refinancing and acquisition, integration and other actions related to Hanes Europe Innerwear, Knights Apparel, Champion Japan, Champion Europe and Pacific Brands. The pretax charge is $20 million higher than previous guidance.

The company expects capital expenditures of approximately $90 million, up $15 million from previous guidance due to the acquisitions of Champion Europe and Pacific Brands. Hanes continues to expect interest expense and other expenses to be approximately $150 million combined. Expectations for the 2016 full-year tax rate percentage remain in the high single-digits.

HanesBrands Reports Second-Quarter Financial Results - Page 3

Full-year guidance also reflects the tax-rate effect of the new FASB Accounting Standards Update related to accounting for stock compensation and excludes non-core Pacific Brands businesses that are expected to be divested and reported on a discontinued-operations basis.

The company’s guidance incorporates expectations for the acquisitions of Champion Europe and Pacific Brands. The timing and seasonality of these acquisitions will favor the fourth-quarter versus the third-quarter. Approximately 55 percent of the net sales contributions from these acquisitions for 2016 will occur in the fourth-quarter, and the entire EPS contribution occurs in the fourth quarter.

Therefore, the company expects total company net sales for the remainder of the year to be slightly greater in the third quarter than the fourth quarter. GAAP EPS is expected to be in the range of $0.43 to $0.45 for the third quarter and in the range of $0.47 to $0.55 for the fourth quarter. Adjusted EPS is expected to be in the range of $0.55 to $0.57 in the third quarter and in the range of $0.57 to $0.61 in the fourth quarter, when excluding pretax charges related to acquisitions, integrations and debt refinancing of approximately $50 million in the third quarter and approximately $33 million in the fourth quarter.

Hanes has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/faq.

Change in Segment Reporting

As a result of a shift in management responsibilities, the company decided in the first quarter of 2016 to move its wholesale e-commerce business, which sells products directly to retailers, from the Direct to Consumer segment to the respective Innerwear and Activewear segments. In addition, revisions were made to the manner in which certain selling, general and administrative expenses are allocated. Prior-year segment sales and operating profit results have been revised to conform to the current year presentation.

Note on Adjusted Measures and Reconciliation to GAAP Measures

To supplement its financial guidance prepared in accordance with generally accepted accounting principles, Hanes provides quarterly results and guidance concerning certain non-GAAP financial measures, including adjusted operating profit and adjusted EPS. Adjusted EPS is defined as diluted EPS excluding actions. Adjusted operating profit is defined as operating profit excluding actions.

Hanes expects to incur approximately $180 million in pretax charges for 2016 related to debt refinancing and the acquisitions and integrations of Hanes Europe Innerwear, Knights Apparel, Champion Japan, Champion Europe and Pacific Brands. Non-GAAP adjusted operating profit guidance reflects GAAP guidance adjusted by adding back the approximately $180 million of expected pretax charges for debt refinancing and acquisition and integration expenses.

In the first and second quarters of 2016, Hanes incurred approximately $25 million and $72 million, respectively, in pretax charges related to financing and actions related to acquisitions and integrations (Hanes Europe Innerwear, Knights Apparel, and the company’s Champion Japan licensee in the first quarter, and Hanes Europe Innerwear, Knights Apparel, Champion Japan, and Champion Europe and prefunding for Pacific Brands in the second quarter).

HanesBrands Reports Second-Quarter Financial Results - Page 4

In the first and second quarters of 2015, the company incurred approximately $43 million and $126 million, respectively, in pretax charges related to acquisitions, primarily Hanes Europe Innerwear, and other actions. See Table 5 attached to this press release for more details on pretax charges for actions.

The company believes providing quarterly results and guidance for adjusted EPS and adjusted operating profit provides investors with an additional means of analyzing the company’s performance absent the effect of acquisition-related expenses and other actions. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Webcast Conference Call

Hanes will host an internet webcast of its quarterly investor conference call at 4:30 p.m. EDT today. The broadcast, which will consist of prepared remarks followed by a question-and-answer session, may be accessed at www.Hanes.com/investors. The call is expected to conclude by 5:30 p.m.

An archived replay of the conference call webcast will be available at www.Hanes.com/investors. A telephone playback will be available from approximately 7:30 p.m. EDT today through midnight EDT Aug. 9, 2016. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 54451096.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements following the heading “2016 Financial Guidance,” as well as statements about the benefits anticipated from the Hanes Europe Innerwear, Knights Apparel, Champion Japan licensee, and Champion Europe and Pacific Brands acquisitions, and assumptions regarding consumer behavior are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to achieve expected synergies and successfully complete the integration of Champion Europe, Pacific Brands and other acquisitions, the level of expenses and other charges related to the Champion Europe and Pacific Brands acquisitions and the funding thereof; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to manage our inventory effectively and accurately forecast demand for our products; the highly competitive and evolving nature of the industry in which we compete; the risk of improper conduct by any of our employees, agents or business partners that threatens our reputation and ability to do business; our complex multinational tax structure; significant fluctuations in foreign exchange rates; our ability to access sufficient capital at reasonable rates or commercially reasonable terms or to maintain sufficient liquidity in the amounts and at the times needed; risks associated with our indebtedness; other risks related to our international operations,

HanesBrands Reports Second-Quarter Financial Results - Page 5

including the impact to our business as a result of the United Kingdom’s recent referendum to leave the European Union; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe and Asia under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, DIM, Bali, Maidenform, Bonds, JMS/Just My Size, L’eggs, Wonderbra, Nur Die/Nur Der, Lovable, Berlei, and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A member of the S&P 500 stock index, Hanes has approximately 65,300 employees in more than 40 countries and is ranked No. 448 on the Fortune 500 list of America’s largest companies by sales. Hanes takes pride in its strong reputation for ethical business practices. The company is the only apparel producer to ever be honored by the Great Place to Work Institute for its workplace practices in Central America and the Caribbean, and is ranked No. 167 on the Forbes magazine list of America’s Best Employers. For seven consecutive years, Hanes has won the U.S. Environmental Protection Agency Energy Star sustained excellence/partner of the year award - the only apparel company to earn sustained excellence honors. The company ranks No. 172 on Newsweek magazine’s green list of 500 largest U.S. companies for environmental achievement. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.

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TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended			Six Months Ended
	July 2, 2016	July 4, 2015	% Change	July 2, 2016	July 4, 2015	% Change
Net sales	$1,472,731	$1,522,033	(3.2)%	$2,691,871	$2,730,954	(1.4)%
Cost of sales	915,440	953,808		1,677,324	1,716,498
Gross profit	557,291	568,225	(1.9)%	1,014,547	1,014,456	—%
As a % of net sales	37.8%	37.3%		37.7%	37.1%
Selling, general and administrative expenses	336,081	429,292		670,932	785,592
As a % of net sales	22.8%	28.2%		24.9%	28.8%
Operating profit	221,210	138,933	59.2%	343,615	228,864	50.1%
As a % of net sales	15.0%	9.1%		12.8%	8.4%
Other expenses	48,325	830		48,974	1,212
Interest expense, net	36,540	29,020		68,106	55,907
Income before income tax expense	136,345	109,083		226,535	171,745
Income tax expense	8,202	14,181		18,123	24,207
Net income	$128,143	$94,902	35.0%	$208,412	$147,538	41.3%

Earnings per share:
Basic	$0.34	$0.23	47.8%	$0.54	$0.37	45.9%
Diluted	$0.34	$0.23	47.8%	$0.54	$0.36	50.0%

Weighted average shares outstanding:
Basic	379,233	403,949		383,448	403,819
Diluted	382,511	407,510		386,756	407,384

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(Dollars in thousands)
(Unaudited)

	Quarter Ended			Six Months Ended
	July 2, 2016	July 4, 2015	% Change	July 2, 2016	July 4, 2015	% Change
Segment net sales[1]:
Innerwear	$749,224	$786,400	(4.7)%	$1,309,950	$1,340,004	(2.2)%
Activewear	367,394	381,087	(3.6)%	676,919	682,097	(0.8)%
Direct to Consumer	86,451	89,814	(3.7)%	156,253	160,971	(2.9)%
International	269,662	264,732	1.9%	548,749	547,882	0.2%
Total net sales	$1,472,731	$1,522,033	(3.2)%	$2,691,871	$2,730,954	(1.4)%

Segment operating profit[1]:
Innerwear	$181,447	$202,036	(10.2)%	$299,419	$318,099	(5.9)%
Activewear	55,816	60,033	(7.0)%	88,385	91,203	(3.1)%
Direct to Consumer	8,299	8,856	(6.3)%	5,277	4,326	22.0%
International	23,153	20,384	13.6%	47,872	41,879	14.3%
General corporate expenses/other	(23,110)	(26,410)	(12.5)%	(48,274)	(57,449)	(16.0)%
Acquisition, integration and other action related charges	(24,395)	(125,966)	(80.6)%	(49,064)	(169,194)	(71.0)%
Total operating profit	$221,210	$138,933	59.2%	$343,615	$228,864	50.1%

EBITDA[2]:
Net income	$128,143	$94,902		$208,412	$147,538
Interest expense, net	36,540	29,020		68,106	55,907
Income tax expense	8,202	14,181		18,123	24,207
Depreciation and amortization	24,007	26,234		46,827	50,807
Total EBITDA	$196,892	$164,337	19.8%	$341,468	$278,459	22.6%

¹
As a result of a shift in management responsibilities, the Company decided in the first quarter of 2016 to move its wholesale e-commerce business, that sells products directly to retailers, from the Direct to Consumer segment to the Innerwear and Activewear segments. In addition, revisions were made to the manner in which certain selling, general and administrative expenses are allocated. Prior-year segment sales and operating profit results have been revised to conform to the current year presentation.

2	Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	July 2, 2016	January 2, 2016
Assets
Cash and cash equivalents	$660,997	$319,169
Trade accounts receivable, net	857,562	680,417
Inventories	2,006,867	1,814,602
Other current assets	108,066	103,679
Total current assets	3,633,492	2,917,867

Property, net	672,807	650,462
Intangible assets and goodwill	1,786,104	1,534,830
Other noncurrent assets	522,247	494,431
Total assets	$6,614,650	$5,597,590

Liabilities
Accounts payable and accrued liabilities	$1,189,637	$1,133,305
Notes payable	85,528	117,785
Accounts Receivable Securitization Facility	208,434	195,163
Current portion of long-term debt	67,315	57,656
Total current liabilities	1,550,914	1,503,909
Long-term debt	3,466,525	2,232,712
Other noncurrent liabilities	547,519	585,078
Total liabilities	5,564,958	4,321,699

Equity	1,049,692	1,275,891
Total liabilities and equity	$6,614,650	$5,597,590

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	July 2, 2016	July 4, 2015
Operating Activities:
Net income	$208,412	$147,538
Depreciation and amortization	46,827	50,807
Other noncash items	54,288	3,851
Changes in assets and liabilities, net	(438,605)	(435,264)
Net cash from operating activities	(129,078)	(233,068)

Investing Activities:
Purchases/sales of property and equipment, net, and other	(27,037)	(51,093)
Acquisition of businesses, net of cash acquired	(193,396)	(193,461)
Net cash from investing activities	(220,433)	(244,554)

Financing Activities:
Cash dividends paid	(84,234)	(81,470)
Share repurchases	(379,901)	—
Net borrowings on notes payable, debt and other	1,154,816	638,171
Net cash from financing activities	690,681	556,701
Effect of changes in foreign currency exchange rates on cash	658	(3,580)
Change in cash and cash equivalents	341,828	75,499
Cash and cash equivalents at beginning of year	319,169	239,855
Cash and cash equivalents at end of period	$660,997	$315,354

TABLE 5
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended		Six Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Gross profit, as reported under GAAP	$557,291	$568,225	$1,014,547	$1,014,456
Acquisition, integration and other action related charges	9,300	26,151	14,169	40,219
Gross profit, as adjusted	$566,591	$594,376	$1,028,716	$1,054,675
As a % of net sales	38.5%	39.1%	38.2%	38.6%

Selling, general and administrative expenses, as reported under GAAP	$336,081	$429,292	$670,932	$785,592
Acquisition, integration and other action related charges	(15,095)	(99,815)	(34,895)	(128,975)
Selling, general and administrative expenses, as adjusted	$320,986	$329,477	$636,037	$656,617
As a % of net sales	21.8%	21.6%	23.6%	24.0%

Operating profit, as reported under GAAP	$221,210	$138,933	$343,615	$228,864
Acquisition, integration and other action related charges included in gross profit	9,300	26,151	14,169	40,219
Acquisition, integration and other action related charges included in SG&A	15,095	99,815	34,895	128,975
Operating profit, as adjusted	$245,605	$264,899	$392,679	$398,058
As a % of net sales	16.7%	17.4%	14.6%	14.6%

Net income, as reported under GAAP	$128,143	$94,902	$208,412	$147,538
Acquisition, integration and other action related charges included in gross profit	9,300	26,151	14,169	40,219
Acquisition, integration and other action related charges included in SG&A	15,095	99,815	34,895	128,975
Debt refinance charges included in other expenses	47,291	—	47,291	—
Tax effect on actions	(4,996)	(16,376)	(7,709)	(23,292)
Net income, as adjusted	$194,833	$204,492	$297,058	$293,440

Diluted earnings per share, as reported under GAAP	$0.34	$0.23	$0.54	$0.36
Acquisition, integration and other action related charges and debt refinance charges	0.17	0.27	0.23	0.36
Diluted earnings per share, as adjusted	$0.51	$0.50	$0.77	$0.72